UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2023

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 16, 2023, Duane Hawkins announced his intent to retire from his role as Executive Vice President, President of Defense & Space of Spirit AeroSystems Holdings, Inc. (the “Company”) and Spirit AeroSystems, Inc., the Company’s wholly owned subsidiary (“Spirit”), effective April 1, 2023. Mr. Hawkins will continue as an advisor to the Company.

In connection with Mr. Hawkins’s transition, Spirit, the Company and Mr. Hawkins entered into a Retirement Agreement and General Release, dated January 16, 2023 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, effective April 1, 2023, Mr. Hawkins will resign from his position as Executive Vice President, President of Defense & Space of Spirit and the Company and commence his position as Senior Advisor. Mr. Hawkins is expected to remain as an employee of the Company until April 1, 2024 or such other date as may be mutually agreed (the “Retirement Date”) to facilitate an orderly transition of his duties. Mr. Hawkins will continue to receive his current base salary through the Retirement Date and will be eligible to receive a bonus for 2023 based on a target award opportunity of 230% of his annual base salary from January 1, 2023 through March 31, 2023 and 75% of his annual base salary from April 1, 2023 through December 31, 2023 and a prorated bonus for the period from January 1, 2024 until the Retirement Date based on a target award opportunity of 75% of his annual base salary, in each case subject to actual achievement of performance under the Company’s 2014 Omnibus Incentive Plan (the “OIP”), with payment in cash at the time annual awards for each of the 2023 and 2024 plan years are paid to Spirit’s executives. Mr. Hawkins will not be entitled to any new grants under the OIP for plan year 2024 and will continue to vest in the awards previously granted to him under the OIP until the Retirement Date in accordance with their terms, which include, by reason of Mr. Hawkins’ retirement after reaching age 62, accelerated vesting of certain time-based awards and prorated accelerated vesting of certain performance-based awards, subject to satisfaction of performance conditions. The Retirement Agreement also contains non-competition and non-solicitation provisions, as well as confidentiality and non-disparagement provisions and a general release of claims against the Company. The foregoing description of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 18, 2023, the Company issued a press release announcing the retirement of Mr. Hawkins. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Retirement Agreement and General Release, dated January 16, 2023, between Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and Duane Hawkins.

99.1	Press Release dated January 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: January 18, 2023	/s/ Mindy McPheeters
Mindy McPheeters
Senior Vice President, General Counsel and Corporate Secretary